Exhibit 3.1
Amended and Restated Bylaws of Cullen/Frost Bankers, Inc.

AMENDED AND RESTATED
BYLAWS
OF
CULLEN/FROST BANKERS, INC.
EFFECTIVE JULY 29, 2020
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ARTICLE I
OFFICES

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Registered Office
Section 1.1
The registered office of Cullen/Frost Bankers, Inc., a Texas corporation (the “Corporation”), shall be at 111 West Houston Street, Suite 100, San Antonio, Texas.
Executive Offices
Section 1.2
The executive offices of the Corporation shall be at 111 West Houston Street, Suite 100, San Antonio, Texas.
Other Offices
Section 1.3
The Corporation may also have offices at such other places as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
SHAREHOLDERS

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Annual Meeting
Section 2.1
The annual meeting of the shareholders for the purpose of electing directors shall be on such date as shall be fixed by the Board. Any business may be transacted at an annual meeting to the extent permitted by law and these Bylaws.
Special Meeting
Section 2.2
A special meeting of the shareholders may be called at any time by the holders of at least ten percent (10%) of the outstanding shares of capital stock entitled to be voted at such meeting, by the Board, by the chairman of the Board (the “Chairman”) or by the president of the Corporation (the “President”). Upon receipt at the Corporation’s executive offices of a request to call a special meeting (and a notice calling a meeting shall be deemed to constitute a request), the Board shall, within fifteen (15) days, set a record date, not later than ten (10) days from the date of such Board action, to determine shareholders entitled to call a special meeting. If the Board fails to set such record date, the record date shall be the date the first shareholder signs the notice of such meeting. Only such business shall be transacted at a special meeting as may be stated in the notice of such meeting.
Place
Section 2.3
The annual meeting and any special meeting of the shareholders shall be held at such place as is designated by the Board of Directors.
Notice
Section 2.4
Written or printed notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, in the case of an annual meeting or a special meeting not called by shareholders, not less than ten (10) nor more than sixty (60) days before the date of the meeting, and, in the case of a special meeting called by shareholders, not less than fifty (50) nor more than sixty (60) days before the date of the meeting, in each case, either personally, by mail or by electronic transmission, to each shareholder of record entitled to vote at such meeting.
Quorum
Section 2.5
The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by applicable laws, by the articles of incorporation of the Corporation as then in effect (as the same may be amended and/or restated from time to time, the “Articles of Incorporation”) or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the votes entitled to be cast thereat so present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision or rule of the applicable laws, of any stock exchange on which the Corporation’s securities are listed, of the Financial Industry Regulatory Authority, Inc., of the Articles of Incorporation or of these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may not continue to transact business following the withdrawal of enough shareholders to leave less than a quorum.
Proxies
Section 2.6
At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxies shall be filed with the secretary of the Corporation (the “Secretary”) before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

Each proxy shall be revocable unless expressly provided therein to be irrevocable, or unless otherwise made irrevocable by law.
Votes per Share and Cumulative Voting
Section 2.7
Each outstanding share of capital stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, or as otherwise provided by the Texas Business Organizations Code (the “TBOC”). At each election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election he or she has a right to vote. Each director shall be elected by a majority of the votes cast by the holders of shares entitled to vote at any meeting for the election of directors at which a quorum is present, provided that if the number of director nominees exceeds the number of directors to be elected at such a meeting, the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote at such meeting at which a quorum is present. For purposes of this section, a majority of the votes cast means that the number of votes cast “for” the election of a director must exceed the number of votes cast “against” that director, and abstentions and broker non-votes shall not be counted as votes cast either “for” or “against” any nominee for director. It is expressly prohibited for any shareholder to cumulate such shareholder’s votes in any election of directors or for any other purpose.
Presiding Officers
Section 2.8
The Chairman shall preside at and the Secretary shall keep the records of each meeting of shareholders. In the absence of the Chairman, his or her duties shall be performed by the President. In the absence of the Secretary, his or her duties shall be performed by an assistant secretary. The order of business at each such meeting shall be as determined by the presiding officer of the meeting. The presiding officer of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

List of Shareholders
Section 2.9
A complete list of shareholders entitled to vote at each shareholder meeting, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the Secretary and filed at the registered office and the executive offices of the Corporation and subject to inspection by any shareholder during usual business hours for a period of ten (10) days prior to such meeting. Such list shall be produced and subject to inspection by any shareholder during such meeting.
Advance Notice of Shareholder Proposals
Section 2.10
At any annual or special meeting of shareholders, proposals by shareholders and nominations for directors made by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law, the Articles of Incorporation and these Bylaws. Notice of any proposal to be presented by any shareholder or of the name of any person to be nominated by any shareholder for election as a director of the Corporation at any meeting of shareholders shall be delivered to the Secretary at the executive offices of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than seventy (70) days prior to the date of the meeting, such advance notice shall be given not more than ten (10) days after such date is first so announced or disclosed. Public notice shall be deemed to have been given seventy (70) days or more in advance of the annual meeting if the Corporation shall have previously disclosed, in these Bylaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder’s name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). Any shareholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”) (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Corporation), such person’s signed consent to serve as a director of the Corporation if elected, such shareholder’s name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder. As used herein, shares “beneficially owned” shall mean all shares as to which such person, together with such person’s affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (as the same may be amended and/or restated from time to time, the “Exchange Act”)), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, as well as all shares as to which such person, together with such person’s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

ARTICLE III
BOARD OF DIRECTORS

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Powers
Section 3.1
The business and property of the Corporation shall be managed by the Board, and subject to the restrictions imposed by applicable law, the Articles of Incorporation or these Bylaws; they may exercise all the powers of the Corporation.
Number
Section 3.2
The Board shall consist of one or more members, the number thereof to be determined from time to time by the Board.
Election / Term / Resignation / Removal / Vacancies
Section 3.3
Directors shall be elected annually for terms expiring at the next annual meeting of shareholders and until such directors’ successors shall have been elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Board or to the Chairman, President or Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director or, subject to the following sentence, the entire Board may be removed, with or without cause, by the vote of the holders of two-thirds of the shares then entitled to vote for the election of such directors. Whenever the holders of any class or series of stock are entitled to elect one or more directors by the Articles of Incorporation, the provisions of the preceding sentence shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by election at an annual or special meeting of shareholders called for such purpose. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected or by the vote of the holders of such class or classes or series of stock. Any director elected or appointed to fill a vacancy by reason of an increase in the number of directors shall hold office until the next election of directors by the shareholders; provided that the Board may not fill more than two such directorships during the period between two successive annual meetings of shareholders. Any other director elected or appointed to fill a vacancy shall hold office until the end of the term for which such director’s predecessor was elected, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.
Meeting of Directors
Section 3.4
Directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by applicable law, in such place or places, as the Board may from time to time determine.
Organizational Meeting
Section 3.5
Other than the first meeting of the initial Board of Directors, each newly elected Board may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders, and no notice of such meeting shall be necessary.
Election of Officers
Section 3.6
At the first meeting of the Board in each year at which a quorum shall be present, held next after the annual meeting of shareholders, the Board shall proceed to the election of the officers of the Corporation.
Regular Meetings
Section 3.7
Regular meetings of the Board shall be held at such times and places as shall be designated, from time to time by resolution of the Board.

Special Meetings
Section 3.8
Special meetings of the Board may be called by the Chairman or the President or on the written request of a majority of the Directors.
Notice
Section 3.9
Notice of such regular meetings shall not be required. The Secretary shall give notice of each special meeting in person, or by telephone, mail, electronic transmission or facsimile at least one (1) day before the meeting to each director. Notice may be waived by any director by a written waiver signed by the director entitled to notice or a waiver by electronic transmission by the director entitled to notice, given before or after the applicable meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, a special meeting of the Board need be specified in the notice or waiver of notice of such meeting.
Quorum
Section 3.10
A majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board, unless the act of a greater number is required by the Articles of Incorporation, by these Bylaws or by law.
Order of Business
Section 3.11
At meetings of the Board, business shall be transacted in such order as from time to time the Chairman may determine.

Compensation
Section 3.12
Directors as such shall not receive any stated salary for their service, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at such regular or special meetings of the Board; provided that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.
Presumption of Assent
Section 3.13
A director of the Corporation who is present at a meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless such director shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
Executive Committee and Other Committees
Section 3.14

The Board by resolution adopted by a majority of the full Board, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board, except that no committee shall have the authority of the Board in those matters specifically prohibited by Section 21.416 of the TBOC. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by applicable laws. Each committee shall keep regular minutes of its meetings and report the same to the Board at the Board’s next meeting.
Committee Rules
Section 3.15
Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. All matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Notice for committee meetings may be provided in person, or by telephone, mail, electronic transmission or facsimile not later than the day before the meeting to each committee member. Notice may be waived by any committee member by a written waiver signed by the committee member entitled to notice or a waiver by electronic transmission by the committee member entitled to notice, given before or after the applicable meeting. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.
Actions Without a Meeting
Section 3.16
Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.
Remote Meeting
Section 3.17
Unless otherwise restricted by the Articles of Incorporation, members of the Board or any committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment, or other electronic communications system (e.g., videoconference), or any combination, in which all persons participating in the meeting can hear one another. Participation in a meeting by means of conference telephone, such other communications equipment or such other electronic communications system shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

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Officers / Election
Section 4.1
As soon as practicable after the annual meeting of shareholders in each year, the Board shall elect a President and a Secretary, and it may, if it so determines, elect from among its members a Chairman and one or more vice chairmen of the Board. The Board may also elect one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, a treasurer and one or more assistant treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the Articles of Incorporation or these Bylaws otherwise provide.
Term of Office / Resignation / Removal / Vacancies
Section 4.2
Unless otherwise provided in the resolution of the Board electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the Chairman, President or Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting.
Powers and Duties
Section 4.3
The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the shareholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS

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The Corporation shall, to the fullest extent to which it is empowered to do so by the TBOC and any other applicable laws as may from time to time be in effect, indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (an “Action”), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action. The Corporation’s obligations under this Article V include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by applicable law in order to determine the eligibility of an officer or director for indemnification. Reasonable expenses incurred in defending an Action shall be paid by the Corporation in advance of the final disposition of such Action upon receipt of (a) a written affirmation by such person who may be entitled to such indemnification of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under the applicable law, and (b) a written undertaking by or on behalf of the director, officer, employee or agent who may be entitled to such indemnification, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. The Corporation’s obligation to indemnify and to prepay expenses under this Article V shall arise, and all rights granted to directors, officers, employees or agents hereunder shall vest, at the time of the occurrence of the transaction or event to which such Action relates, or at the time that the act or conduct to which such Action relates was first taken or engaged (or omitted to be taken or engaged in), regardless of when such Action is first threatened, commenced or completed. Notwithstanding any other provision of these Bylaws or the Articles of Incorporation, no action taken by the Corporation, either by amendment of these Bylaws or the Articles of Incorporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Article V which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. Further, if any provision of this Article V shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired.

ARTICLE VI
CAPITAL STOCK

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Certificates of Shares
Section 6.1
The shares of the Corporation shall be represented by certificates or shall be uncertificated, as determined by the Board. Any certificates representing shares of the Corporation shall be in such form as shall be approved by the Board and shall be signed by the Chairman or the President or a vice president, and also by the Secretary or an assistant secretary or by the treasurer or an assistant treasurer and may be sealed with the seal of the Corporation or a facsimile thereof.
Section 6.2
Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of such uncertificated shares a written notice that sets forth all of the information required by Section 3.205 of the TBOC.
Section 6.3
The signatures of the Chairman or the President or a vice president, or of the Secretary or an assistant secretary or of the treasurer or an assistant treasurer upon any certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.
Section 6.4
The Corporation may issue a new certificate in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing the issue of a new certificate, the Corporation, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems advisable and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, stolen or destroyed.

Section 6.5
Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, one or more new certificates may be issued to the person entitled thereto for a like number of shares and the old certificate canceled and the transaction recorded upon the books of the Corporation.
Section 6.6
Notwithstanding anything to the contrary in these Bylaws, the Corporation shall not be required to issue a new certificate, or any certificate at all, if the Corporation has determined that such shares shall be uncertificated.
Regulations
Section 6.7
The Board shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

ARTICLE VII
MISCELLANEOUS PROVISIONS

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Fiscal Year
Section 7.1
The fiscal year of the Corporation shall be such as the Board shall by resolution establish.
Seal
Section 7.2
The seal of the Corporation shall be such as from time to time may be approved by the Board.
Notice and Waiver of Notice
Section 7.3
Whenever any notice whatsoever is required to be given to shareholders under the provisions of these Bylaws, all such notices may be delivered, either personally, by mail or by a form of electronic transmission consented to by the shareholder to whom the notice is given, by or at the direction of the Board. If such notice is mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, postage prepaid, addressed to the shareholder at his, her or its address as the same appears on the records of the Corporation. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the shareholder. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an assistant secretary of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice, signed by the person or persons entitled to said notice, or waiver by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
Securities of Other Corporations
Section 7.4
The President (or any vice president of the Corporation) shall have power and authority to transfer, endorse for transfer, vote, consent and take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.
Dividends
Section 7.5
Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, property or in shares of the Corporation, subject to the provisions of the TBOC and the Articles of Incorporation.
Contracts
Section 7.6
The Board may authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Bylaws
Section 7.7
These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of a majority of the number of directors as fixed in accordance with these Bylaws or by a vote of the holders of three-quarters of the outstanding shares entitled to vote thereon.